Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	PHOTOMATICA, INC.
2. ***Resident Agent Name and Street Address:*** (must be a Nevada address where process may be served)	STATE AGENT AND TRANSFER SYNDICATE, INC. Name 112 NORTH CURRY STREET — CARSON CITY — NEVADA — 89703-4121 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. ***Shares:*** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. ***Names & Addresses, of Board of Directors/Trustees:*** (attach additional page there is more than 3 directors/trustees)	1. ALAIN KARDOS Name 112 NORTH CURRY STREET — CARSON CITY — NEVADA — 89703-4121 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** (optional-see instructions)	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** (attach additional page there is more than 1 incorporator)	Melissa Wynott for State Agent and Transfer Syndicate, Inc. — Melissa Wynott Name — Signature 112 NORTH CURRY STREET — CARSON CITY — NEVADA — 89703-4121 Address — City — State — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Melissa Wynott Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

NUMBER OF PAGES ATTACHED 1

Business Number E0143572006 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20060109152 - 76 Filed On 02/22/2006 Number of Pages 2

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Addendum to the

ARTICLES OF INCORPORATION

OF

PHOTOMATICA, INC.

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001) Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a know violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

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